                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================



                                  $60,000,000

                               CREDIT AGREEMENT

                                     among

                         NCI ACQUISITION CORPORATION,

                           NATIONWIDE CREDIT, INC.,
                                  as Borrower

                              The Several Lenders
                       from Time to Time Parties Hereto,

                             LEHMAN BROTHERS INC.,
                                  as Arranger

                         LEHMAN COMMERCIAL PAPER INC.,
                             as Syndication Agent

                          FLEET CAPITAL CORPORATION,
                            as Administrative Agent

                                      and

                        BHF - BANK AKTIENGESELLSCHAFT,
                             GRAND CAYMAN BRANCH,
                            as Documentation Agent


                         Dated as of January 28, 1998



================================================================================

                               TABLE OF CONTENTS
                               -----------------



                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS.....................................................  2
     1.1  Defined Terms.....................................................  2
     1.2  Other Definitional Provisions..................................... 24

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS................................. 24
     2.1  Tranche B Term Loan Commitments................................... 24
     2.2  Procedure for Tranche B Term Loan Borrowing....................... 24
     2.3  Repayment of Tranche B Term Loans................................. 25
     2.4  Revolving Credit Commitments...................................... 25
     2.5  Procedure for Revolving Credit Borrowing.......................... 26
     2.6  Repayment of Loans; Evidence of Debt.............................. 26
     2.7  Commitment Fees, etc.............................................. 27
     2.8  Termination or Reduction of Revolving Credit Commitments.......... 27
     2.9  Optional Prepayments.............................................. 28
     2.10 Mandatory Prepayments and Commitment Reductions................... 28
     2.11 Conversion and Continuation Options............................... 29
     2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches......... 30
     2.13 Interest Rates and Payment Dates.................................. 30
     2.14 Computation of Interest and Fees.................................. 30
     2.15 Inability to Determine Interest Rate.............................. 31
     2.16 Pro Rata Treatment and Payments................................... 31
     2.17 Requirements of Law............................................... 33
     2.18 Taxes............................................................. 34
     2.19 Indemnity......................................................... 35
     2.20 Illegality........................................................ 36
     2.21 Change of Lending Office.......................................... 36
     2.22 Replacement of Lenders under Certain Circumstances................ 36

SECTION 3.  LETTERS OF CREDIT............................................... 37
     3.1  L/C Commitment.................................................... 37
     3.2  Procedure for Issuance of Letter of Credit........................ 37
     3.3  Commissions, Fees and Other Charges............................... 38
     3.4  L/C Participations................................................ 38
     3.5  Reimbursement Obligation of the Borrower.......................... 39
     3.6  Obligations Absolute.............................................. 39
     3.7  Letter of Credit Payments......................................... 40
     3.8  Applications...................................................... 40

SECTION 4.  REPRESENTATIONS AND WARRANTIES.................................. 40
     4.1  Financial Condition............................................... 40
     4.2  No Change......................................................... 41
     4.3  Corporate Existence; Compliance with Law.......................... 41
     4.4  Corporate Power; Authorization; Enforceable Obligations........... 41
     4.5  No Legal Bar...................................................... 42

                                                                            Page
                                                                            ----

     4.6  No Material Litigation............................................ 42
     4.7  No Default........................................................ 42
     4.8  Ownership of Property; Liens...................................... 42
     4.9  Intellectual Property............................................. 42
     4.10 Taxes............................................................. 43
     4.11 Federal Regulations............................................... 43
     4.12 Labor Matters..................................................... 43
     4.13 ERISA............................................................. 43
     4.14 Investment Company Act; Other Regulations......................... 44
     4.15 Subsidiaries...................................................... 44
     4.16 Use of Proceeds................................................... 44
     4.17 Environmental Matters............................................. 44
     4.18 Accuracy of Information, etc...................................... 45
     4.19 Security Documents................................................ 46
     4.20 Solvency.......................................................... 46

SECTION 5.  CONDITIONS PRECEDENT............................................ 46
     5.1  Conditions to Initial Extension of Credit......................... 46
     5.2  Conditions to Each Extension of Credit............................ 48

SECTION 6.  AFFIRMATIVE COVENANTS........................................... 49
     6.1  Financial Statements.............................................. 49
     6.2  Certificates; Other Information................................... 50
     6.3  Payment of Obligations............................................ 51
     6.4  Conduct of Business and Maintenance of Existence, etc............. 51
     6.5  Maintenance of Property; Insurance................................ 51
     6.6  Inspection of Property; Books and Records; Discussions............ 52
     6.7  Notices........................................................... 52
     6.8  Environmental Laws................................................ 52
     6.9  Additional Collateral, etc........................................ 53

SECTION 7.  NEGATIVE COVENANTS.............................................. 55
     7.1  Financial Covenants............................................... 55
     7.2  Limitation on Indebtedness........................................ 57
     7.3  Limitation on Liens............................................... 57
     7.4  Limitation on Fundamental Changes................................. 58
     7.5  Limitation on Sale of Assets...................................... 59
     7.6  Limitation on Dividends........................................... 59
     7.7  Limitation on Capital Expenditures................................ 60
     7.8  Limitation on Investments, Loans and Advances..................... 60
     7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc.; Limitation on Modification of Certificate
          of Incorporation.................................................. 61
     7.10 Limitation on Transactions with Affiliates........................ 61
     7.11 Limitation on Sales and Leasebacks................................ 62
     7.12 Limitation on Changes in Fiscal Periods........................... 62
     7.13 Limitation on Negative Pledge Clauses............................. 62
     7.14 Limitation on Restrictions on Subsidiary Distributions............ 62
     7.15 Limitation on Lines of Business................................... 62
     7.16 Limitation on Amendments to Acquisition Documentation............. 62

                                                                            Page
                                                                            ----

     7.17  Limitation on Activities of Holdings............................. 63

SECTION 8.  EVENTS OF DEFAULT............................................... 63

SECTION 9.  THE AGENTS...................................................... 66
     9.1   Appointment...................................................... 66
     9.2   Delegation of Duties............................................. 67
     9.3   Exculpatory Provisions........................................... 67
     9.4   Reliance by Agents............................................... 67
     9.5   Notice of Default................................................ 68
     9.6   Non-Reliance on Agents and Other Lenders......................... 68
     9.7   Indemnification.................................................. 68
     9.8   Agent in Its Individual Capacity................................. 69
     9.9   Successor Agents................................................. 69
     9.10  Authorization to Release Liens................................... 69
     9.11  The Arranger..................................................... 70
     9.12  The Documentation Agent.......................................... 70

SECTION 10.  MISCELLANEOUS.................................................. 70
     10.1  Amendments and Waivers........................................... 70
     10.2  Notices.......................................................... 71
     10.3  No Waiver; Cumulative Remedies................................... 72
     10.4  Survival of Representations and Warranties....................... 72
     10.5  Payment of Expenses.............................................. 72
     10.6  Successors and Assigns; Participations and Assignments........... 73
     10.7  Adjustments; Set-off............................................. 76
     10.8  Counterparts..................................................... 76
     10.9  Severability..................................................... 77
     10.10 Integration...................................................... 77
     10.11 GOVERNING LAW.................................................... 77
     10.12 Submission To Jurisdiction; Waivers.............................. 77
     10.13 Acknowledgements................................................. 78
     10.14 WAIVERS OF JURY TRIAL............................................ 78
     10.15 Confidentiality.................................................. 78

ANNEX:

A           Pricing Grid


SCHEDULES:

1.1A        Commitments
4.1         Accounting Adjustments
4.2         Material Events
4.4         Consents, Authorizations, Filings and Notices
4.6         Litigation
4.10        Taxes
4.15        Subsidiaries
4.19        UCC Filing Jurisdictions
7.2(e)      Existing Indebtedness
7.3(f)      Existing Liens


EXHIBITS:

A           Form of Guarantee and Collateral Agreement
B           Form of Compliance Certificate
C           Form of Closing Certificate
D           Form of Assignment and Acceptance
E-1         Form of Legal Opinion of Weil, Gotshal & Manges LLP
E-2         Form of Legal Opinion of Troutman Sanders LLP
F-1         Form of Tranche B Term Note
F-2         Form of Revolving Credit Note
G           Form of Exemption Certificate

     CREDIT AGREEMENT, dated as of January 28, 1998, among NCI ACQUISITION CORPORATION, a Delaware corporation ("Holdings"), NATIONWIDE CREDIT, INC., a Georgia corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders "), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), FLEET CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent"), and BHF - BANK AKTIENGESELLSCHAFT, GRAND CAYMAN BRANCH, as Documentation Agent (in such capacity, the "Documentation Agent").


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, (i) WPG Corporate Development Associates V, L.P., WPG Corporate Development Associates V (Overseas), L.P., Centre Capital Investors II, L.P. (together with certain of its affiliates), Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., State Board of Administration of Florida, Centre Parallel Management Partners, L.P., Centre Partners Coinvestment, L.P., Avalon Investment Partners, LLC, Weber Family Trust dated 1/6/89, Lion Investments Limited and Westpool Investment Trust plc (collectively, the "Equity Investors"), together with management of the Borrower have formed Holdings and (ii) pursuant to the Agreement and Plan of Merger, dated December 31, 1997, among Holdings, NCI Merger Corporation ("Acquisition Co"), the Borrower, First Financial Management Corporation and First Data Corporation (as amended, supplemented or otherwise modified from time to time, the "Acquisition Agreement"), Acquisition Co has merged with the Borrower, with the Borrower being the surviving corporation of such merger (the "Acquisition");

     WHEREAS, in connection with the Acquisition, Acquisition Co obtained senior secured credit facilities in an aggregate amount of $133,000,000 (the "Acquisition Facility") to finance the Acquisition, to refinance existing indebtedness of the Borrower and its subsidiaries, to pay related transaction expenses and for working capital purposes;

     WHEREAS, to refinance the Acquisition Facility, to finance the working capital and general corporate needs of the Borrower and its subsidiaries and to finance Permitted Acquisitions, the Borrower will require financing in the form of (i) senior secured credit facilities in an aggregate principal amount of $60,000,000 comprised of term loan facilities in an aggregate principal amount of $25,000,000 and a revolving credit facility in an aggregate principal amount of $35,000,000 and (ii) $100,000,000 in gross proceeds of unsecured senior notes to be issued by Holdings; and

     WHEREAS, the Lenders are willing to make such senior secured credit facilities available upon and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Acquisition":  as defined in the recitals hereto.
           -----------

          "Acquisition Agreement":  as defined in the recitals hereto.
           ---------------------

          "Acquisition Co":  as defined in the recitals hereto.
           --------------

          "Acquisition Documentation":  collectively, the Acquisition Agreement
           -------------------------
     and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

          "Acquisition Facility":  as defined in the recitals hereto.
           --------------------

          "Acquisition Credit Agreement":  the Credit Agreement, dated as of
           ----------------------------
     December 31, 1997, among Holdings, Acquisitions Co, as borrower, Lehman Brothers Inc., as arranger, and Lehman Commercial Paper Inc., as lender, as syndication agent and as administrative agent.

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent":  as defined in the preamble hereto.
           --------------------

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
     indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents":  the collective reference to the Syndication Agent and the
           ------
     Administrative Agent.

          "Aggregate Exposure":  with respect to any Lender, an amount equal to
           ------------------
(a) until the Closing Date, the aggregate amount of such Lender's Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of such Lender's Tranche B Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit.

          "Aggregate Exposure Percentage":  with respect to any Lender, the
           -----------------------------
ratio (expressed as a percentage) of such Lender's Aggregate Exposure to the Aggregate Exposure of all Lenders.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Applicable Margin":  for each Type of Loan, the rate per annum set
           -----------------
forth under the relevant column heading below:

                                    Base Rate        Eurodollar
                                      Loans          Loans
                                    ---------        ----------

          Revolving Credit Loans     0.875%           1.875%
          Tranche B Term Loans       1.125%           2.125%

provided that, on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans and Tranche B Term Loans will be determined pursuant to the Pricing Grid.

          "Application":  an application, in such form as the Issuing Lender may
           -----------
specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Arranger":  as defined in the preamble hereto.
           --------

          "Asset Sale":  any Disposition of Property or series of related
           ----------
Dispositions of Property (other than any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5), excluding any Disposition which yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) of less than $100,000 (provided that the aggregate gross proceeds of Dispositions that may be so excluded shall not exceed $500,000).

          "Assignee":  as defined in Section 10.6(c).
           --------

          "Assignment and Acceptance":  as defined in Section 10.6(c).
           --------------------------

          "Assignor":  as defined in Section 10.6(c).
           --------

          "Available Revolving Credit Commitment":  as to any Revolving Credit
           -------------------------------------
Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Extensions of Credit.

          "Base Rate":  for any day, a rate per annum (rounded upwards, if
           ---------
necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Bank as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Bank in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of

(a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans":  Loans the rate of interest applicable to which is
           ---------------
based upon the Base Rate.

          "Benefitted Lender":   as defined in Section 10.7(a).
           -----------------

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrower":  as defined in the preamble hereto.
           --------

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business":  as defined in Section 4.17(b).
           --------

          "Business Day":  (i) for all purposes other than as covered by clause
           ------------
(ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person to
pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate":  for any day as applied to any Base Rate Loan,
           -------------------
the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage":  for any day as applied to any Base Rate
           ----------------------
Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied, which shall not occur later than February 19, 1998.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment":  as to any Lender, the sum of the Tranche B Term Loan
           ----------
Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate":  .375% per annum; provided, that on and after
           -------------------
the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer, substantially in the form of Exhibit B.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum dated December 1997 and furnished to the Lenders.

          "Consolidated Current Assets":  at any date, all amounts (other than
           ---------------------------
cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities":  at any date, all amounts which
           --------------------------------
would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

          "Consolidated EBITDA":  for any period, Consolidated Net Income for
           -------------------
such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense":  for any period, total cash interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries payable in respect of such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Lease Expense":  for any period, the aggregate amount of
           --------------------------
fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property; provided, that payments with respect to Capital Lease Obligations shall not constitute Consolidated Lease Expense.

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt Ratio":  as at the last day of any period of
           -----------------------------
four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the

Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent; provided, further, that for the purposes of determining such ratio described above for the fiscal quarters of the Borrower ending March 31, 1998, June 30, 1998 and September 30, 1998, Consolidated EBITDA for the relevant period shall be deemed to equal Consolidated EBITDA for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter in 1998) multiplied by 4, 2 and 4/3, respectively.

          "Consolidated Working Capital":  at any date, the excess of
           ----------------------------
Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

          "Continuing Directors":  the directors of Holdings on the Closing
           --------------------
Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate":  as to any Person, any other Person
           ----------------------------
which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Documentation Agent":  as defined in the preamble hereto.
           -------------------

          "Dollars" and "$":  dollars in lawful currency of the United States.
           -------       -

          "Domestic Subsidiary":  any Subsidiary of the Borrower organized under
           -------------------
the laws of any jurisdiction within the United States.

          "ECF Percentage":  75%; provided that with respect to each fiscal year
           --------------
of the Borrower ending on or after December 31, 1998, the ECF Percentage shall be reduced to 50%, 25% or 0% if the Consolidated Total Debt Ratio for the period of four consecutive fiscal quarters ending on the last day of such fiscal year is equal to or below 4.25 to 1.0, 3.5 to 1.0 or 2.5 to 1.0, respectively.

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "Equity Investors":  as defined in the recitals hereto.
           ----------------

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the excess,
           ----------------
if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Tranche B Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Tranche B Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

          "Excess Cash Flow Application Date":  as defined in Section 2.10(c).
           ---------------------------------

          "Excluded Foreign Subsidiaries":  any Foreign Subsidiary in respect of
           -----------------------------
which either (i) the pledge of 65% or more of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result (or is reasonably expected to result) in adverse tax consequences to the Borrower.

          "Facility":  each of (a) the Tranche B Term Loan Commitments and the
           --------
Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and
(b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

          "Federal Funds Effective Rate"; for any day, the weighted average of
           ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary":  any Subsidiary of the Borrower that is not a
           ------------------
Domestic Subsidiary.

          "Funded Debt":  as to any Person, all Indebtedness of such Person that
           -----------
matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "Funding Office":  the office of the Administrative Agent from time to
           --------------
time specified by the Administrative Agent as its funding office by written notice to the parties hereto.

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any securities exchange, self-regulatory organization or the National Association of Insurance Commissioners).

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------
any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors":  the collective reference to Holdings and the Subsidiary
           ----------
Guarantors.

          "Holdings":  as defined in the preamble hereto.
           --------

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last day
           ---------------------
of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche B Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable;

                    (iii) any Interest Period that begins on the last
          Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Interest Rate Protection Agreement":  any interest rate protection
           ----------------------------------
agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

          "Issuing Lender":  Fleet Capital Corporation, in its capacity as
           --------------
issuer of any Letter of Credit.

          "Joint Ventures":  collectively, Yanci Services Company, a Georgia
           --------------
general partnership, and Health Care Financial Services Associates, a Georgia joint venture.

          "L/C Commitment":  $5,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
and December and the last day of the Revolving Credit Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
Credit Lenders other than the Issuing Lender.

          "Lenders":  as defined in the preamble hereto.
           -------

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents, the
           --------------
Applications and the Notes.

          "Loan Parties":  Holdings, the Borrower and each Subsidiary of the
           ------------
Borrower which is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
Lenders in respect of the Revolving Credit Facility.

          "Master Collectors":  Master Collectors of Dallas, Inc., a Texas
           -----------------
corporation.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
Acquisition, (b) the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Material Environmental Amount":  an amount payable by the Borrower
           -----------------------------
and/or its Subsidiaries in excess of $250,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes":  as defined in Section 2.18(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.18(d).
           ---------------

          "Notes":  the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations":  the unpaid principal of and interest on (including,
           -----------
without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes":  any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Participant":  as defined in Section 10.6(b).
           -----------

          "Payment Office":  the office of the Administrative Agent from time to
           --------------
time specified by the Administrative Agent as its payment office to the other parties hereto.

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisition":  any acquisition of all or substantially all
           ---------------------
the assets of, or shares or other equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously acquired Permitted Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws in all material respects, (c) any acquired or newly formed corporation, partnership, association or other business entity shall be owned by the Borrower or a domestic Wholly Owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 6.9 shall have been taken, (d) unless the Consolidated Total Debt Ratio on a pro forma basis after giving effect to such acquisition or formation recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and the Subsidiaries as if such acquisition and related financings or other transactions had occurred on the first day of each relevant period for testing such compliance shall be less than 3.50 to 1.00, any acquired or newly formed corporation, partnership, association or other business entity shall have had a positive cash flow for its most recently ended fiscal year, provided that if the Consolidated Total Debt Ratio on a pro forma basis after giving effect to such acquisition or formation recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and the Subsidiaries as if such acquisition and related financings or other transactions had occurred on the first day of each relevant period for testing such compliance shall be greater than or equal to 3.50 to 1.00, the requirement stated in this clause (d) shall not apply in respect of investments the aggregate consideration of which shall not exceed $5,000,000 and (e)(i) the Consolidated Total Debt Ratio on a pro forma basis after giving effect to such acquisition or formation, including an adjustment for any cost savings permitted by Regulation S-X of the Securities Act of 1933, as amended, recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the Subsidiaries as if such acquisition and related financings or other transactions had occurred on the first day of each relevant period for testing such compliance shall be less than 4.75 to 1.00, and, if the amount of such investment or series of related investments exceeds $3,000,000, then the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such Subsidiary or assets, and (ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 7.2).

          "Permitted Investors":  the collective reference to the Equity
           -------------------
Investors and their Control Investment Affiliates.

          "Person":  an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Balance Sheet":  as defined in Section 4.1(a).
           -----------------------

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Properties":  as defined in Section 4.17(a).
           ----------

          "Property":  any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock; it being understood, for the avoidance of doubt, that to the extent any Loan Party has no right or interest in a trust account established in the ordinary course of its debt collateral business such trust account shall not be deemed to be "Property".

          "Recovery Event":  any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

          "Reference Bank":  Citibank, N.A.
           --------------

          "Register":  as defined in Section 10.6(d).
           --------

          "Regulation G":  Regulation G of the Board as in effect from time to
           ------------
time.

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Tranche B Term Loans or reduce the Revolving Credit Commitments pursuant to
Section 2.10(b) as a result of the delivery of a Reinvestment Notice.

     "Reinvestment Event":  any Asset Sale or Recovery Event in respect of which
      ------------------
the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under regulations promulgated under Title IV of ERISA.

          "Required Lenders":  the holders of more than 50% of (a) until the
           ----------------
Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans and (ii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer":  the chief executive officer, president or
           -------------------
chief financial officer, vice-president finance or controller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, vice-president finance or controller of the Borrower.

          "Restricted Payment":  as defined in Section 7.6.
           ------------------

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Revolving Credit Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $35,000,000.

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender":  each Lender which has a Revolving Credit
           -----------------------
Commitment or which has made Revolving Credit Loans.

          "Revolving Credit Loans":  as defined in Section 2.4.
           ----------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Credit Termination Date":  the sixth anniversary of the
           ---------------------------------
Closing Date.

          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

          "SEC":  the Securities and Exchange Commission (or successors thereto
           ---
or an analogous Governmental Authority).

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Note Indenture":  the Indenture entered into by the Borrower
           ---------------------
and certain of its Subsidiaries in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 7.9.

          "Senior Notes":  the notes of the Borrower issued on the Closing Date
           ------------
pursuant to the Senior Note Indenture.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, means that, as of
           -------
any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control":  a "Change of Control" as defined in
           ---------------------------
the Senior Note Indenture.

          "Specified Entities":  collectively, any Wholly Owned Foreign
           ------------------
Subsidiary, the Joint Ventures and Master Collectors.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall (i) refer to a Subsidiary or Subsidiaries of the Borrower and (ii) exclude the Joint Ventures.

          "Subsidiary Guarantor":  each Subsidiary of the Borrower other than
           --------------------
any Excluded Foreign Subsidiary and Master Collectors.

          "Syndication Agent":  as defined in the preamble hereto.
           -----------------

          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
amount of the Revolving Credit Commitments at such time.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

          "Tranche B Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche B Term Loan Commitment":  as to any Lender, the obligation of
           ------------------------------
such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto. The original aggregate amount of the Tranche B Term Loan Commitments is $25,000,000.

          "Tranche B Term Loan Lender":  each Lender which has a Tranche B Term
           --------------------------
Loan Commitment or which has made a Tranche B Term Loan.

          "Tranche B Term Loan Percentage":  as to any Lender at any time, the
           ------------------------------
percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

          "Transferee":  as defined in Section 10.15.
           ----------

          "Type":  as to any Loan, its nature as a Base Rate Loan or a
           ----
Eurodollar Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "United States":  the United States of America.
           -------------

          "Wholly Owned Foreign Subsidiary":  any Foreign Subsidiary that is a
           -------------------------------
Wholly Owned Subsidiary.

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor that is
           ---------------------------------
a Wholly Owned Subsidiary of the Borrower.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Tranche B Term Loan Commitments.  Subject to the terms and
               -------------------------------
conditions hereof, each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Tranche B Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

          2.2  Procedure for Tranche B Term Loan Borrowing.  The Borrower shall
               -------------------------------------------
give the

Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) one Business Day prior to the anticipated Closing Date in the case of Eurodollar Loans and
(b) on the Closing Date in the case of Base Rate Loans) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the Closing Date, specifying the amount to be borrowed and the Type of Tranche B Term Loans to be borrowed and, in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Term Loan or Tranche B Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders in immediately available funds.

          2.3  Repayment of Tranche B Term Loans.  The Tranche B Term Loan of
               ---------------------------------
each Tranche B Lender shall mature in 28 consecutive quarterly installments, commencing on March 31, 1998, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

          Installment        Principal Amount
          -----------        ----------------
          March 31, 1998              $   62,500
          June 30, 1998                   62,500
          September 30, 1998              62,500
          December 31, 1998               62,500
          March 31, 1999                  62,500
          June 30, 1999                   62,500
          September 30, 1999              62,500
          December 31, 1999               62,500
          March 31, 2000                  62,500
          June 30, 2000                   62,500
          September 30, 2000              62,500
          December 31, 2000               62,500
          March 31, 2001                  62,500
          June 30, 2001                   62,500
          September 30, 2001              62,500
          December 31, 2001               62,500
          March 31, 2002                  62,500
          June 30, 2002                   62,500
          September 30, 2002              62,500
          December 31, 2002               62,500
          March 31, 2003                  62,500
          June 30, 2003                   62,500
          September 30, 2003              62,500
          December 31, 2003               62,500
          March 31, 2004               5,875,000
          June 30, 2004                5,875,000
          September 30, 2004           5,875,000
          December 31, 2004            5,875,000

          2.4  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5  Procedure for Revolving Credit Borrowing.   The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) prior to 10:00 A.M., New York City time, on the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          2.6  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby
               ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Tranche B Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section
8) and (ii) the principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Tranche B Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively, with appropriate insertions as to date and principal amount.

          2.7  Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

          (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

          2.8  Termination or Reduction of Revolving Credit Commitments.  The
               --------------------------------------------------------
Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of

Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $500,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.9  Optional Prepayments.  The Borrower may at any time and from time
               --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche B Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          2.10  Mandatory Prepayments and Commitment Reductions.  (a)  Unless
                -----------------------------------------------
the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by Holdings, the Borrower or any of its Subsidiaries (excluding any Indebtedness permitted by Section 7.2 of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d).

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $3,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d).

          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1998, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Tranche B Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.10 shall be applied, first, to the prepayment of the Tranche B Term Loans and, second, except in the case of
Section 2.10(c), to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.10 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under Section 2.10 (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.11  Conversion and Continuation Options. (a)  The Borrower may elect
                -----------------------------------
from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1 of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.12  Minimum Amounts and Maximum Number of Eurodollar Tranches.
                ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of

Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

          2.13  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
                --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.13 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the Base Rate plus 4%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
2.13 shall be payable from time to time on demand.

          2.14  Computation of Interest and Fees.  (a)  Interest, fees and
                --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

          2.15 Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.16 Pro Rata Treatment and Payments.  (a)  Each borrowing by the
               -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made according to the respective Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche B Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B Term Loans then held by the Tranche B Term Loan Lenders. The amount of each principal prepayment of the Tranche B Term Loans shall be applied to reduce the then remaining installments of the Tranche B Term Loans pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Tranche B Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in

Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.16(e) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.17 Requirements of Law.  (a)  If the adoption of or any change in
               -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on, or the establishment of a tax based on, the net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.17, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18 Taxes.  (a)  All payments made by the Borrower under this
               -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other

Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a) or (iii) that are imposed solely as a result of action taken by the Lender.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a U.S. Person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this
Section 2.18(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(d) that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of any other tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If the Administrative Agent or any Lender (or Transferee) receives a refund in respect of Non-Excluded Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender (or Transferee), as the case may be, if it receives notice from the Administrative Agent or applicable Lender (or Transferee) that such Administrative Agent or Lender (or Transferee) is required to repay such refund.

          2.19 Indemnity.  The Borrower agrees to indemnify each Lender and to
               ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.19 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20  Illegality.  Notwithstanding any other provision herein, if the
                ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

          2.21 Change of Lending Office.  Each Lender agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 2.17, 2.18, or
2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18 or 2.20.

          2.22 Replacement of Lenders under Certain Circumstances.  The
               --------------------------------------------------
Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.17 or 2.18,
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.19 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                         SECTION 3.  LETTERS OF CREDIT

          3.1  L/C Commitment.  (a)  Subject to the terms and conditions hereof,
               --------------
the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit.  The Borrower may
               ------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3  Commissions, Fees and Other Charges.  (a)  The Borrower will pay
               -----------------------------------
a commission on the average daily amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum of the undrawn and unexpired amount of the Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participations.  (a)  The Issuing Lender irrevocably agrees
               ------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees to
               ----------------------------------------
reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in
Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6  Obligations Absolute.  The Borrower's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing

Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8  Applications.  To the extent that any provision of any
               ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

          4.1  Financial Condition.  (a)  The unaudited pro forma consolidated
               -------------------
balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at September 30, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of the Borrower (i) as at December

31, 1996, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young L.L.P., present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The audited consolidated balance sheet of the Borrower as at September 30, 1997 and the related consolidated statements of income and of cash flows for the nine month period ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young L.L.P., present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine month period then ended. The unaudited consolidated balance sheet of the Borrower as at November 30, 1997, and the related unaudited consolidated statements of income and cash flows for the eleven month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the eleven month period then ended (subject to normal year-end audit adjustments and accounting adjustments described on Schedule 4.1). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this paragraph (b). During the period from September 30, 1997 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or Property other than the Acquisition and subsequent merger.

          4.2  No Change.  Except as set forth in Schedule 4.2 (which matter is
               ---------
set forth for purposes of disclosure and has not had and could not reasonably be expected to have a Material Adverse Effect), since September 30, 1997, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law.  Each of Holdings, the
               ----------------------------------------
Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations.  Each
               -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or the operation of the Borrower's business following the Closing Date or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, as to which the failure to obtain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6  No Material Litigation.  Except as set forth in Schedule 4.6
               ----------------------
(which matter is set forth for purposes of disclosure and has not had and could not reasonably be expected to have a Material Adverse Effect), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default.  Neither Holdings, the Borrower nor any of its
               ----------
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens.  Each of Holdings, the Borrower and
               ----------------------------
its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

          4.9  Intellectual Property.  The Borrower and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10  Taxes.  Except as set forth in Schedule 4.10, each of Holdings,
                -----
the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

          4.11  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation G or Regulation U, as the case may be.

          4.12  Labor Matters. There are no strikes or other labor disputes
                -------------
against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.
Hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

          4.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA to the Borrower, and the Borrower could not reasonably be expected to become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer

Plan is in Reorganization or Insolvent.

          4.14  Investment Company Act; Other Regulations.  No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          4.15  Subsidiaries.  (a)  Schedule 4.15 sets forth as of the Closing
                ------------
Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.

          4.16  Use of Proceeds.  The proceeds of the Tranche B Term Loans shall
                ---------------
be used to refinance the Acquisition Facility and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used for general corporate purposes in the ordinary course of business and to finance Permitted Acquisitions.

          4.17  Environmental Matters.  Except as individually or in the
                ---------------------
aggregate could not reasonably be expected to result in the payment of a Material Environmental Amount:

          (a) The facilities and properties owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof. Neither Holdings, the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          (c) Neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

          4.18  Accuracy of Information, etc.  No statement or information
                ----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other material document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19  Security Documents.  The Guarantee and Collateral Agreement is
                ------------------
effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19 and such other filings as are specified on
Schedule 3 to the Guarantee and Collateral Agreement are made, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

          4.20 Solvency.  Each Loan Party is, and after giving effect to the
               --------
Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.


                       SECTION 5.  CONDITIONS PRECEDENT

          5.1  Conditions to Initial Extension of Credit.  The agreement of each
               -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (which date shall occur on or before February 19, 1998), of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, and (iii) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b)  Senior Notes.  The Borrower shall have issued the Senior Notes
               ------------
     for at least $100,000,000 in aggregate gross cash proceeds on terms and conditions reasonably satisfactory to the Administrative Agent and the Syndication Agent.

          (c)  Structure.  The capital, tax and legal structure of each Loan
               ---------
     Party after the financing contemplated hereby shall be as described in this Agreement and in the Acquisition Documentation.

          (d)  Pro Forma Balance Sheet; Financial Statements.  The Lenders shall
               ---------------------------------------------
     have received (i) the Pro Forma Balance Sheet, (ii) the audited consolidated financial statements of the Borrower for the fiscal year ended on December 31, 1996 and the nine-month period ended September 30, 1997 and
     (iii) unaudited interim consolidated financial statements of the Borrower for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause
     (ii) of this paragraph as to which such financial statements are available (including as of and for the period ended November 30, 1997 and for such subsequent periods as are available), and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any Material Adverse Effect in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (e)  Approvals.  All governmental and third party approvals (including
               ---------
     landlords' consents and other consents and approvals necessary for the conduct of the debt collection business of the Borrower and its Subsidiaries in all material respects subsequent to the change of control to occur as a result of the Acquisition) reasonably necessary or reasonably advisable in connection with the Acquisition, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

          (f)  Related Agreements.  The Syndication Agent shall have received
               ------------------
     (in a form reasonably satisfactory to the Syndication Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Acquisition Agreement and such other documents or instruments as may be reasonably requested by the Syndication Agent, including, without limitation, a copy of the Senior Note Indenture and any other debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

          (g)  Termination of Acquisition Facility.  The Administrative Agent
               -----------------------------------
     shall have received evidence satisfactory to the Administrative Agent that the Acquisition Credit Agreement shall be simultaneously terminated and all amounts thereunder shall be simultaneously paid in full with the initial borrowings under this Agreement.

          (h)  Fees.  The Lenders, the Arranger, the Syndication Agent and the
               ----
     Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, including, without limitation, the reasonable fees and expenses of legal counsel, on or before the Closing Date.

          (i)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section
     7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (j)  Environmental Due Diligence.  The Administrative Agent shall have
               ---------------------------
     received reasonably satisfactory environmental due diligence results with respect to the real properties owned or leased by the Borrower and its Subsidiaries.

          (k)  Expenses.  The Administrative Agent shall have received
               --------
     satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $10,250,000.

          (l)  Closing Certificate.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (m)  Legal Opinions.  The Administrative Agent shall have received the
               --------------
     following executed legal opinions:

                    (i) the legal opinion of Weil, Gotshal & Manges LLP, counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

                    (ii) the legal opinion of Weil, Gotshal & Manges LLP, delivered in connection with the Acquisition Documentation, accompanied by a reliance letter in favor of the Lenders; and

                    (iii) the legal opinion of Troutman Sanders LLP, Georgia counsel to the Borrower, substantially in the form of Exhibit E-2.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (n)  Pledged Stock; Stock Power.  The Administrative Agent shall have
               --------------------------
     received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (o)  Filings, Registrations and Recordings.  Each document (including,
               -------------------------------------
     without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (p)  Insurance.  The Administrative Agent shall have received
               ---------
     insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6.  AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to each Agent and each Lender:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified (with respect to the 1998 fiscal year and thereafter) by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified (with respect to the 1998 fiscal year and thereafter) by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to each Agent and each
               -------------------------------
Lender, or, in the case of clause (g), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) to the extent approval is required by the Required Lenders pursuant to Section 7.9, no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture or the Acquisition Documentation;

          (f) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be.

          6.4  Conduct of Business and Maintenance of Existence, etc.    (a) (i)
               ------------------------------------------------------
Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance.  (a)  Keep all Property
               ----------------------------------
useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions.  (a)
               ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants.

          6.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $2,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, any of which are reasonably likely to result in a material liability to the Borrower, or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any

     Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8  Environmental Laws.  (a)  Comply in all material respects with,
               ------------------
and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9  Additional Collateral, etc.  (a)  With respect to any Property
               --------------------------
acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than an Excluded Foreign Subsidiary) (other than any Property described in paragraph (b), (c) or (d) below and real property having a value (including improvements thereof) of less than $1,000,000) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority mortgage in form and substance reasonably satisfactory to the Administrative Agent in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by Holdings (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary and Master Collector if at any time the fair market value of Master Collector exceeds $1,000,000), the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Domestic Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) If at any time the fair market value of any Foreign Subsidiary existing on or created after the Closing Date shall exceed $2,000,000, promptly
(i) execute and deliver to the Administrative Agent a pledge agreement governed by the law of the country in which such Foreign Subsidiary is organized if the Administrative Agent (upon notice by the Borrower of such fair market value of a Foreign Subsidiary) deems such action necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) if not previously done so, deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                         SECTION 7.  NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Covenants.
               -------------------

          (a)  Minimum Consolidated EBITDA.  Permit the Consolidated EBITDA for
               ---------------------------
any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters in 1998) ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

          Fiscal Quarter     Minimum Consolidated EBITDA
          --------------     ---------------------------
          March 31, 1998                $ 5,400,000
          June 30, 1998          $10,500,000
          September 30, 1998            $16,500,000
          December 31, 1998             $23,000,000
          March 31, 1999                $23,250,000
          June 30, 1999          $23,500,000
          September 30, 1999            $23,750,000
          December 31, 1999             $24,000,000
          March 31, 2000                $24,250,000
          June 30, 2000          $24,500,000
          September 30, 2000            $24,750,000
          December 31, 2000             $25,000,000
          March 31, 2001                $25,250,000
          June 30, 2001          $25,500,000
          September 30, 2001            $25,750,000
          December 31, 2001             $26,000,000
          March 31, 2002                $26,250,000
          June 30, 2002          $26,500,000
          September 30, 2002            $26,750,000
          December 31, 2002             $27,000,000
          March 31, 2003                $27,000,000
          June 30, 2003          $27,000,000

          September 30, 2003            $27,000,000
          December 31, 2003             $27,000,000

          (b)  Consolidated Total Debt Ratio.  Permit the Consolidated Total
               -----------------------------
Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters in 1998) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                       Consolidated
          Fiscal Quarter        Total Debt Ratio
          --------------        ----------------

          March 31, 1998                5.70 to 1.00
          June 30, 1998                 5.75 to 1.00
          September 30, 1998            5.50 to 1.00
          December 31, 1998             5.20 to 1.00
          March 31, 1999                5.00 to 1.00
          June 30, 1999                 4.80 to 1.00
          September 30, 1999            4.60 to 1.00
          December 31, 1999             4.40 to 1.00
          March 31, 2000                4.30 to 1.00
          June 30, 2000                 4.20 to 1.00
          September 30, 2000            4.10 to 1.00
          December 31, 2000             4.00 to 1.00
          Thereafter                    4.00 to 1.00


; provided that, if the Borrower shall Repurchase (as defined in Section 7.9(a)) Senior Notes in an aggregate principal amount of more than $5,000,000, then as of the last day of each fiscal quarter of the Borrower after the date of such Repurchase the ratio set forth above under the heading "Consolidated Total Debt Ratio" shall be deemed to be as follows: (i) if the aggregate principal amount of Senior Notes Repurchased (on a cumulative basis from the date hereof) is less than $12,5000,000, 3.83 to 1.00; (ii) if the aggregate principal amount of Senior Notes Repurchased (on a cumulative basis from the date hereof) is less than $20,000,000, 3.66 to 1.00; and (iii) if the aggregate principal amount of the Senior Notes Repurchased (on a cumulative basis from the date hereof) is greater than or equal to $20,000,000, 3.50 to 1.00.

          (c)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters in 1998) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                       Consolidated Interest
          Fiscal Quarter           Coverage Ratio
          --------------        ---------------------

          March 31, 1998                1.80 to 1.00
          June 30, 1998                 1.75 to 1.00
          September 30, 1998            1.80 to 1.00
          December 31, 1998             1.90 to 1.00
          March 31, 1999                1.95 to 1.00

          June 30, 1999                 2.00 to 1.00
          September 30, 1999            2.05 to 1.00
          December 31, 1999             2.10 to 1.00
          March 31, 2000                2.15 to 1.00
          June 30, 2000                 2.20 to 1.00
          September 30, 2000            2.25 to 1.00
          December 31, 2000             2.30 to 1.00
          March 31, 2001                2.35 to 1.00
          June 30, 2001                 2.40 to 1.00
          September 30, 2001            2.45 to 1.00
          December 31, 2001             2.50 to 1.00
          Thereafter                    2.50 to 1.00

          7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c) (i) Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $100,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

          (d)  (i) Indebtedness secured by Liens permitted by Section 7.3(g) and
     (ii) Capital Lease Obligations, so long as the principal amount of the Indebtedness and the Capital Lease Obligation outstanding pursuant to clauses (i) and (ii) shall not exceed $5,000,000 in the aggregate at any one time;

          (e)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

          (f) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

          (g) Indebtedness of any Specified Entity to the Borrower or any Subsidiary Guarantor (so long as no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness), provided that (x) the requirements of Section 6.9 are satisfied, (y) the aggregate principal amount of such Indebtedness to the Borrower or any Subsidiary Guarantor at any time outstanding shall not exceed $2,000,000 less the aggregate amount of all investments made in or loans to such Specified Entities pursuant to Section 7.8(h) and (z) no such Indebtedness (other than Indebtedness in an aggregate principal amount not to exceed $275,000 incurred by Yanci Services Company) shall be incurred by the Joint Ventures subsequent to the Closing Date; and

          (h) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $5,000,000 at any one time outstanding.

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, collection attorneys' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any Capital Lease Obligation or other lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

          (j) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,000,000 at any one time.

          7.4  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (c) each of the Joint Ventures may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Person or liquidate, wind up or dissolve itself in any manner; and

          (d) any Excluded Foreign Subsidiary may be merged or consolidated with or into, or Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, any other Excluded Foreign Subsidiary.

          7.5  Limitation on Sale of Assets.  Dispose of any of its Property or
               ----------------------------
business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  Dispositions permitted by Section 7.4;

          (c) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (d) the Disposition of Property having a book value or a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower;

          (e) any Recovery Event, provided that the requirements of Section 2.10(b) are complied with in connection therewith; and

          (f) Asset Sales in respect of assets having an aggregate book value not exceeding $5,000,000 in any fiscal year, provided, that the requirements of Section 2.10(b) are complied with in connection therewith.

          7.6  Limitation on Dividends.  Declare or pay any dividend (other than
               -----------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Holdings, the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor,
(b) any Excluded Foreign Subsidiary may make Restricted Payments to any other Excluded Foreign Subsidiary and (c) the Borrower may pay dividends to Holdings to permit Holdings to pay any taxes which are due and payable by Holdings and the Borrower (and its Subsidiaries) as part of a consolidated, combined or unitary tax filing group or which are due and payable by Holdings with respect to its own operations.

          7.7  Limitation on Capital Expenditures.  Make or commit to make (by
               ----------------------------------
way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries not exceeding $8,350,000 in fiscal year 1998, $6,100,000 in fiscal year 1999 and $5,500,000 in each fiscal year thereafter, provided, that (i) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscally year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above, and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amounts.

          7.8  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 7.2;

          (d)  the Acquisition;

          (e) investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount resulting from a Recovery Event;

          (f) investments by Holdings, the Borrower or any of its Subsidiaries in the Borrower or a Wholly Owned Subsidiary Guarantor;

          (g) other investments constituting Permitted Acquisitions, provided that the aggregate consideration for all Permitted Acquisitions while this Agreement is in effect shall not exceed $30,000,000 unless the Borrower shall have obtained the prior written consent of the Required Lenders;

          (h) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and any Subsidiary may make investments in or loans to, or create, any Specified Entity (by way of capital contribution or otherwise), provided that (x) the requirements of Section 6.9 are satisfied, (y) the aggregate amount of all investments in or loans to such Specified Entities shall not exceed $2,000,000 minus the aggregate principal amount of any Indebtedness of any Specified Entity at any such time outstanding in accordance with Section 7.2(h) and (z) no such investments shall be made in and no such loans shall be made to (other than loans to Yanci Services Company in an aggregate principal amount not to exceed $275,000) any Joint Ventures subsequent to the Closing Date;

          (i) loans and advances to employees or directors of the Borrower made pursuant to a form of promissory note provided to the Administrative Agent prior to the date hereof (with any such changes as are reasonably satisfactory to the Administrative Agent) and made solely to fund purchases of Capital Stock of Holdings to the extent the proceeds therefrom are concurrently received by Holdings and contributed to the Borrower, in an aggregate amount not to exceed $500,000 at any one time outstanding; and

          (j)  in addition to investments otherwise expressly permitted by this
     Section 7.8, so long as no Default or Event of Default shall have occurred and be continuing, investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $2,000,000 during the term of this Agreement.

          7.9  Limitation on Optional Payments and Modifications of Debt
               ---------------------------------------------------------
Instruments, etc.; Limitation on Modification of Certificate of Incorporation.
------------------------------------------------------------------------------
(a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds (collectively, a "Repurchase") with respect to the Senior Notes (other than scheduled interest payments required to be made in cash); provided that if (i) the Tranche B Term Loans have been repaid in full, (ii) the Consolidated Total Debt Ratio on a pro forma basis after giving effect to such Repurchase recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such Repurchase had occurred on the first day of the relevant period for testing such compliance shall be less than 3.50 to 1.00 and (iii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, then the Borrower may Repurchase up to an aggregate principal amount of $25,000,000 of Senior Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent fee) or (c) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders without the prior written consent of the Required Lenders.

          7.10  Limitation on Transactions with Affiliates.  Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and
(c) upon fair and reasonable
terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, except the provision to administrative services to any Specified Entity in the ordinary course of business consistent with past practices.

          7.11  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary.

          7.12  Limitation on Changes in Fiscal Periods.  Permit the fiscal year
                ---------------------------------------
of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          7.13  Limitation on Negative Pledge Clauses.  Enter into or suffer to
                -------------------------------------
exist or become effective any agreement which prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of Holdings or any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby or Indebtedness permitted pursuant to Section 7.2(c) (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) the Senior Note Indenture.

          7.14  Limitation on Restrictions on Subsidiary Distributions.  Enter
                ------------------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.15  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

          7.16  Limitation on Amendments to Acquisition Documentation.  (a)
                -----------------------------------------------------
Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          7.17  Limitation on Activities of Holdings.  In the case of Holdings,
                ------------------------------------
notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (I) those incidental to its ownership of the Capital Stock of the Borrower or (II) the issuance of Capital Stock so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law,
(ii) pursuant to the Loan Documents to which it is a party and (iii) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower.

                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a), Section 7 or
     Section 5.6 of the Guarantee and Collateral Agreement; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace (not to exceed 31 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such

     Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

          (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition not in the ordinary course shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage or not paid or covered by an indemnity made by First Data Corporation ("FDC") as to which FDC has acknowledged responsibility for payment) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

          (k) (i) The Permitted Investors (including any combination thereof) shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) the Permitted Investors (including any combination thereof) shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 80% of the amount of common stock of Holdings owned by the Permitted Investors of record and beneficially as of the Closing Date;
     (iii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (iv) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (v) a Specified Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                             SECTION 9.  THE AGENTS

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          9.2  Delegation of Duties.  Each Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither any Agent nor any of their
               ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4  Reliance by Agents.  Each Agent shall be entitled to rely, and
               ------------------
shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  No Agent shall be deemed to have knowledge or
               -----------------
notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
               ----------------------------------------
acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify each Agent in
               ---------------
its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Agent in Its Individual Capacity.  Each Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9  Successor Agents.  The Administrative Agent may resign as
               ----------------
Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative

Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.10  Authorization to Release Liens.  The Administrative Agent is
                ------------------------------
hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

          9.11  The Arranger.  The Arranger, in its capacity as such, shall have
                ------------
no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

          9.12  The Documentation Agent.  The Documentation Agent, in its
                -----------------------
capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                           SECTION 10.  MISCELLANEOUS

          10.1  Amendments and Waivers.  Neither this Agreement, any other Loan
                ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Tranche B Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (v) amend, modify or waive any provision of Section 9 without the written consent of the Agents;
(vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender or (vii) amend, modify or waive any provision of
Section 2.10 without the written consent of the Required Prepayment Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower, the Syndication Agent and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     Holdings:                          NCI Acquisition Corporation
                                        2255 Northwest Parkway, Suite H
                                        Marietta, Georgia 30067
                                        Attention:  Jerry Kaufman
                                        Telecopy:   (770) 644-7414
                                        Telephone:  (770) 644-7411

     The Borrower:                      Nationwide Credit, Inc.
                                        2255 Northwest Parkway, Suite H
                                        Marietta, Georgia 30067
                                        Attention:  Jerry Kaufman
                                        Telecopy:   (770) 644-7414
                                        Telephone:  (770) 644-7411

     In the case of Holdings, and the   Weiss, Peck & Greer
      Borrower, with a copy to:         One New York Plaza, 30th Floor
                                        New York, New York  10004
                                        Attention:  Craig S. Whiting
                                        Telecopy:   (212) 908-0112
                                        Telephone:  (212) 908-9500

                                        Centre Partners Management LLC
                                        30 Rockefeller Plaza, Suite 5050
                                        New York, New York  10020
                                        Attention:  Paul Zepf
                                        Telecopy:   (212) 332-5801
                                        Telephone:  (212) 332-5800
                                                and

                                        Weil, Gotshal & Manges LLP
                                        767 Fifth Avenue
                                        New York, New York  10153
                                        Attention:  Jane McDonald

     The Syndication Agent or           Lehman Commercial Paper Inc.
     the Administrative Agent:          3 World Financial Center
                                        New York, New York 10285
                                        Attention:  Michele Swanson
                                        Telecopy:  (212) 528-0819
                                        Telephone:  (212) 526-0330

provided that any notice, request or demand to or upon the either Agent or the Lenders shall not be effective until received.

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5  Payment of Expenses.  The Borrower agrees (a) to pay or
                -------------------
reimburse the Agents and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and the Agents and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waive and agree to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of the Borrower and with notice to the Syndication Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of

Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law and with written notice to the Syndication Agent, at any time and from time to time assign to any Lender or any affiliate thereof or a Person under common management with a Lender or, with the consent of the Borrower and the Syndicate Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance (an "Assignment and Acceptance") substantially in the form of Exhibit D, executed by such Assignee, such Assignor, the Syndication Agent and the Administrative Agent (and, where the consent of the Borrower is required pursuant to the foregoing provisions, by the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower, the Syndication Agent and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 11.6, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent (acting for this purpose as agent of the Borrower) shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and any Notes evidencing such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan and any Note evidencing such Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Borrower, the Administrative Agent, the Syndication Agent and the Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $2,000 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Lehman Commercial Paper Inc. or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment and/or Tranche B Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          10.7  Adjustments; Set-off.  (a)  Except to the extent that this
                --------------------
Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower. Each Lender agrees promptly to notify Holdings, the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10  Integration.  This Agreement and the other Loan Documents
                 -----------
represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12  Submission To Jurisdiction; Waivers.  Each of Holdings and the
                 -----------------------------------
Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the

     Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section
     10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgements.  Each of Holdings and the Borrower hereby
                 ----------------
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

          10.14  WAIVERS OF JURY TRIAL.  HOLDINGS, THE BORROWER, THE AGENTS AND
                 ---------------------
THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15  Confidentiality.  Each of the Agents and each Lender agrees to
                 ---------------
keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates,
(d) upon the request or demand of any Governmental Authority having jurisdiction over the such Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        NCI ACQUISITION CORPORATION


                                        By: /s/ JERRY KAUFMAN
                                           -------------------------------------
                                           Name:  Jerry Kaufman
                                           Title: President and Chief Executive
                                                  Officer

                                        NATIONWIDE CREDIT, INC.


                                        By: /s/ JERRY KAUFMAN
                                           -------------------------------------
                                           Name:  Jerry Kaufman
                                           Title: President and Chief Executive
                                                  Officer

                                        LEHMAN BROTHERS INC.,
                                        as Arranger


                                        By: /s/ DENNIS DEE
                                           -------------------------------------
                                           Name:  Dennis Dee
                                           Title:


                                        LEHMAN COMMERCIAL PAPER INC., as
                                         Syndication Agent and as a Lender


                                        By: /s/ DENNIS DEE
                                           -------------------------------------
                                           Name:  Dennis Dee
                                           Title:

                                        SOUTHERN PACIFIC BANK, as a Lender


                                        By: /s/ CHARLES D. MARTORANO
                                           -------------------------------------
                                           Name:  Charles D. Martorano
                                           Title: Senior Vice President

                                        BHF - BANK AKTIENGESELLSCHAFT,
                                        GRAND CAYMAN BRANCH, as Documentation
                                        Agent and as a Lender


                                        By: /s/ JOHN SYKES
                                           -------------------------------------
                                           Name:  John Sykes
                                           Title: Assistant Vice President


                                        By: TONY HEYMAN
                                           -------------------------------------
                                           Name:  Tony Heyman
                                           Title: Assistant Treasurer

                                        FLEET CAPITAL CORPORATION,
                                        as Administrative Agent and as a Lender


                                        By: /s/ CHARLES GAROKIANIAN
                                           -------------------------------------
                                           Name:  Charles Garokianian
                                           Title: Senior Vice President

                                                                         Annex A
                                                                         -------


                                 Pricing Grid

--------------------------------------------------------------------------------------------------------------------
   Consolidated                                            Applicable Margin       Applicable Margin
    Total Debt                                            for Eurodollar Loans    for Base Rate Loans
       Ratio
                                                         -----------------------------------------------------------
                                                         Revolving   Tranche B   Revolving   Tranche B   Commitment
                                                           Credit       Term       Credit       Term        Fee
                                                           Loans       Loans       Loans       Loans        Rate
====================================================================================================================
Greater than or Equal to 5.00 to 1.00                    2.000%      2.250%      1.000%      1.250%       0.375
--------------------------------------------------------------------------------------------------------------------

Less than 5.00 to 1.00                                   1.875%      2.125%      0.875%      1.125%       0.375
but Greater than or Equal to 4.50 to 1.00
--------------------------------------------------------------------------------------------------------------------

Less than 4.50 to 1.00                                   1.625%      2.000%      0.625%      1.000%       0.375
but Greater than or Equal to 4.00 to 1.00
--------------------------------------------------------------------------------------------------------------------

Less than 4.00 to 1.00                                   1.500%      1.875%      0.500%      0.875%       0.375
but Greater than or Equal to 3.50 to 1.00
--------------------------------------------------------------------------------------------------------------------

Less than 3.50 to 1.00                                   1.375%      1.750%      0.375%      0.750%       0.250
--------------------------------------------------------------------------------------------------------------------

Changes in the Applicable Margin with respect to the Revolving Credit Loan and the Tranche B Term Loans resulting from changes in the Consolidated Total Debt Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Debt Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.00 to
1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Debt Ratio shall for the purposes of this definition be deemed to be greater than 5.00 to 1. Each determination of the Consolidated Total Debt Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                   SCHEDULE 1.1A



                  COMMITMENTS: LENDING OFFICES AND ADDRESSES


                                                  Commitments
                                                  -----------
Name of Lender and                                             Tranche B
Information for Notices          Revolving Credit              Term Loan
-----------------------          ----------------              ---------

                                                                   SCHEDULE 1.1A


                  COMMITMENTS: LENDING OFFICES AND ADDRESSES

                                                                   SCHEDULE 1.1A


                  COMMITMENTS: LENDING OFFICES AND ADDRESSES



         Name of Lender and                         Revolving                       Term Loan
      Information for Notices                    Credit Commitment                  Commitment
      -----------------------                    -----------------                  ----------

Lehman Commercial Paper Inc.                         $10,000,000                    $19,000,000
3 World Financial Center
New York, NY 10285
Attention: Michele Swanson
Telephone: (212) 528-0819
Telecopy: (212) 526-0330

Southern Pacific Bank                                $ 7,000,000
12300 Wilshire Boulevard
Los Angeles, CA 90025
Attention: Chris Keller or
Chuck Martorano
Telephone: (310) 442-3351
Telecopy: (310) 207-4067

BHF - Bank Aktiengesellschaft                        $ 9,000,000
590 Madison Avenue
New York, NY 10022-2504
Attention: Renate Boston
Telephone: (212) 756-5543
Telecopy: (212) 756-5536

Fleet Capital Corporation                            $ 9,000,000                    $ 6,000,000
200 Glastonbury
Glastonbury, CT 06033
Attention: Timothy Broderick
Telephone: (860) 657-7774
Telecopy: (860) 657-7759

                                                                    SCHEDULE 4.1


                ACCOUNTING ADJUSTMENTS TO FINANCIAL STATEMENTS

                                                                    SCHEDULE 4.1


                ACCOUNTING ADJUSTMENTS TO FINANCIAL STATEMENTS


Adjustments to Unaudited Unadjusted 11/30/97 Balance Sheet:

     Balance sheet reclassifications:
          CPS out of balance (intercompany balancing account)
          Reclass dividends recorded in equity to payable to FDC
          Intra-equity reclass re: 1990 recapitalization
          Correct purchase accounting classifications re: Consolidated Collections acquisition
          Reclass intercompany payables/receivables, acquisition reserves True up trust cash, pension liability

     Not recorded by NCI because already recorded by FDC (or zero impact to FDC)
          Adjust income tax liability/deferred asset/liability
          Push down adjustments (e.g., goodwill, purchase accounting, etc.) Correct equity for effect of 1996 CPS overhead charge (zero impact to
            FDC)
          Prior period adjustments not recorded

     Remove Phoenix Collections Alliance asset & related liability

     Q3 1997 P&L adjustments reflected in the audited financials, not recorded on the general ledger

     Adjust equity for impact of 6/30/97 audit adjustments recorded in 9/97

     10/97 & 11/97 P&L adjustments (should be immaterial)

                                                                    SCHEDULE 4.2


                     DEVELOPMENTS SINCE SEPTEMBER 30, 1997

                                                                    SCHEDULE 4.2


                     DEVELOPMENTS SINCE SEPTEMBER 30, 1997



1. The Company has been notified by the Department of Education ("DOE") that the additional contractors would be added to the list of DOE contractors named in response to DOE's Request for Proposal ("RFP") by letter dated October 7, 1997.

2. The Company has been notified by the Department of the Treasury that addtional contractors would be added to list of contractors initially named in response to its RFP.

3. In January 1998, management became aware that, through chargebacks, the DOE intends to revise the amounts it previously paid to the Company during the years ended December 31, 1994 through 1997. To date, the Company has been notified that the chargeback amount is approximately $600,000, although the DOE has not completed its audit of the prior periods. The Company is currently evaluating the notification from the DOE, intends to vigorously contest chargebacks which it believes are not appropriate and expects to record such amounts it deems estimable and probable in its financial statements for the year ending December 31, 1997.

                                                                    SCHEDULE 4.4


                 CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                                                    SCHEDULE 4.4


                 CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES


1. License applications pending but not yet approved: Illinois and New York City, NY.

2.   Material Software Licenses
          CUBS (licensed from Columbia Ultimate);
          FACS System (licensed from Ontario Systems Corp.);
          Collection Partner to Collection Partner; and
          Electronic Data Interface Module (licensed from Jim Hubbard & Associates).

3.   Leases
          21253 Northwest Parkway, Marietta, GA;
          3395 Northeast Expressway, Atlanta, GA; and
          6190 Powers Ferry Road, Atlanta, GA.

4.   Assigned Contracts
          Agreement dated 11/8/96 between BOSI and Lanier Worldwide; and Agreement dated 11/1/94 between BOSI and Regional Medical Center of Orangebury.

                                                                    SCHEDULE 4.6

                              MATERIAL LITIGATION

                                                                    SCHEDULE 4.6

                              MATERIAL LITIGATION


     On December 24, 1996, the staff of the Federal Trade Commission ("FTC") notified Nationwide that it was conducting an informal inquiry into Nationwide's compliance with the requirements of a consent decree dated June 4, 1992 (the "Decree"), and into compliance with the Fair Debt Collection Practices Act. The FTC conducted investigational hearings in regard to the inquiry, and has taken sworn testimony of several current Nationwide employees, including its current present and director of branch operations.

     As of December 29, 1997, Nationwide was informed that the FTC would seek a monetary fine in the amount of $3,000,000, as well as certain injunctive relief in connection with the operation of the business, consisting primarily of disclosure to debtors of their rights and enhanced training and compliance reporting requirements. Pursuant to the Merger Agreement, First Data Corporation is required to indemnify NCI Merger Corporation, NCI Acquisition Corporation and their Affiliates against monetary fines, but not against the immediate and ongoing costs associated with operational aspects of the proposed relief.

                                                                   SCHEDULE 4.10

                                     TAXES

                                                                   SCHEDULE 4.10


                                     TAXES


     See attached Schedule 5.7 to the Merger Agreement.

respect of which such Tax Returns were required to be filed has expired, except for:

     Nationwide has been included in the consolidated federal income tax returns of FFMC and its subsidiaries since its acquisition on May 23, 1990. FFMC and its subsidiaries have been audited by the Internal Revenue Service ("IRS") through the tax year ending December 31, 1993 (the IRS has surveyed, but has not audited, the tax year ending December 31, 1992). The statute of limitations on assessment of tax for the tax periods ended December 31, 1994 and October 27, 1995 has not expired.

     The IRS has not completed its examination of the consolidated federal income tax returns filed by American Express Company and its subsidiaries for the tax periods ended December 31, 1989 through December 31, 1992. ACM Inc., which acquired substantially all of the assets of ACB Management Services, Inc. and ACB Sales & Services, Inc. in March 1993 and changed its name to ACB Business Services, Inc. in May 1993 (for purposes of this Schedule 5.7,
                                                          ------------
hereinafter referred to as "ACB" whether before or after the asset acquisition and name change) was included in these tax returns through April 16, 1992 when American Express closed the initial public offering of the stock of First Data Corporation ("FDC"), the indirect parent company of ACB at that time. No adjustments have been proposed to date. American Express Company executed Form 872, Consent to Extend the Time to Assess Tax, for the tax periods ended December 31, 1989 through December 31, 1992 until June 1998.

     FDC and its subsidiaries are being audited by the IRS for the tax years ending December 31, 1992 through December 31, 1994. ACB was included in these returns for the entire audit period. On April 1, 1996, ACB merged with and into Nationwide. For the tax years ending December 31, 1992 and December 31, 1993 FDC executed Form 872-A, Special Consent to Extend the Time to Assess Tax, which extends the statute of limitations for an indefinite period of time. The statute of limitations for assessment of taxes for the tax periods ended December 31, 1994, December 31, 1995 and December 31, 1996 has not expired.

     Nationwide purchased the stock of Master Ventures, Inc. on March 25, 1994. At that time, Master Ventures Inc. had a less than 80% ownership interest in Master Collectors of Dallas, Inc., The Master Collectors of Colorado, Inc., The Master Collectors of Maryland, Inc. and Texas Master Collectors, Inc. These corporations, which are less than 80% owned, retained a September 30 fiscal year end. On June 30, 1995, The Master Collectors of Colorado, Inc., The Master Collectors of Maryland, Inc. and Texas Master Collectors, Inc. merged with and into Master Ventures, Inc. In July 1995, Master Venture, Inc. merged with and into Nationwide. The statute of limitations for assessment of taxes for the tax periods ended September 30, 1994 and June 30, 1995 for The Master Collectors of Colorado, Inc., The Master Collectors of Maryland, of the Subsidiaries, which waiver or extension is currently in effect except for:

     American Express Company and its subsidiaries are being audited by the IRS for the tax periods ended December 31, 1989 through December 31, 1992, ACB was included in these tax returns through April 16, 1992. For the tax periods ended December 31, 1989 through December 31, 1992, American Express Company executed Form 872, Consent to Extend the Time to Assess Tax, which extends the statute of limitations until June 1998.

     FDC and its subsidiaries are being audited by the IRS for the tax years ending December 31, 1992 through December 31, 1994. For the tax years ending December 31, 1992 and December 31, 1993, FDC executed Form 872-A, Special Consent to Extend the Time to Assess Tax, which extends the statute of limitations for an indefinite period of time. This statute extension is revocable both by the IRS and FDC with 60 days notice. FDC modified the standard language so that the statute extension with regard to "rollover" items from the 1989-1992 audit is not revocable by either party until 90 days after the 1989 -1992 audit is complete,

     Nationwide has received notification from the state of Indiana of its intent to audit the tax years 1993 through 1995. For the tax year ending December 31, 1993 a waiver has been filed with the State of Indiana until October 15, 1998.

     Nationwide, as part of the FFMC combined group, is included in a state of New York franchise tax audit under Article, 9 - A for the years 1993 and 1994. No preliminary workpapers have been issued. For the tax year ended December 31, 1993 a waiver has been filed with the state of New York until March 15, 1998.

     Nationwide, as part of First Data Resources Inc.'s combined corporate excise return, is currently being audited by the Commonwealth of Massachusetts for the period October 28, 1995 through December 31, 1995. For the tax year ending December 31, 1995 a waiver has been filed with the Commonwealth of Massachusetts until December 31, 1998.

     ACB, as part of First Data Resources Inc.'s combined corporate excise return is currently being audited by the Commonwealth of Massachusetts for the tax years ending December 31, 1993 through December 31, 1995. For these tax years, a waiver has been filed with the Commonwealth of Massachusetts until December 31, 1998.

     (c)   (i) NONE

     (c)  (ii) NONE

     (c) (iii) NONE

     ACB, as part of First Data Corporation's 1992 through 1995 combined corporate returns, has received notification from the state of Arizona of its intent to audit these periods. Audit to be scheduled for early 1998.

     Nationwide, as part of FFMC unitary group, is included in a California franchise tax audit for the years 1989 through 1991. The field work is complete. No issues pertain to Nationwide.

                                                                   SCHEDULE 4.15

                                 SUBSIDIARIES

                                                                   Schedule 4.15


                                  SUBSIDIARIES


                                                              Percentage of Each
                                  Jurisdiction of           Class of Capital Stock
           Name                    Incorporation            Owned by Any Loan Party
           ----                    -------------            -----------------------
The Master Collectors of      Texas                         66.8% owned by Nationwide
Dallas, Inc.                                                Credit, Inc.

NCI Recoveries Limited        United Kingdom limited        All but one subscriber
                              company                       share owned by Nationwide
                                                            Credit, Inc.

Yanci Services Company        Georgia general partnership   50% of equity interest
                                                            owned by Nationwide Credit,
                                                            Inc.

                                                                   SCHEDULE 4.19

                           UCC FILING JURISDICTIONS

                                                                   Schedule 4.19


                           UCC FILING JURISDICTIONS


Nationwide Credit, Inc.

          Secretary of State, AZ
          Secretary of State, CA
          Secretary of State, CO
          Secretary of State, CT
          Secretary of State, FL
          Cobb County, GA
          Fulton Company, GA
          Secretary of State, KS
          Secretary of State, KY
          Jefferson County Clerk, KY
          Secretary of the Commonwealth, MA
          Andover Town, MA
          Secretary of State, NC
          Guilford County, NC
          Secretary of State, NJ
          Secretary of State, NY
          Broome County, NY
          Secretary of State, OH
          Cuyohoga County, OH
          Secretary of State, TN
          Secretary of State, TX
          Department of Licensing, WA


NCI Acquisition Corporation

          Cobb County, GA

                                                                 SCHEDULE 7.2(e)

                             EXISTING INDEBTEDNESS

                                                                 SCHEDULE 7.2(e)


                             EXISTING INDEBTEDNESS


1.   See attached chart.

2. Lease of the Northern Telecom phone switch located at the Company's Delk location.

3. Note payable to Ingram & Associates, Inc. ("Ingram"), due in May 1998, in the amount of $1,500,000, in consideration of the covenants set forth in
     Section 2 of the Non-Compete Agreement, dated as of March 11, 1993, among Ingram, the Stockholders party thereto and ACM, Inc. ("ACM"), in connection with the Stock Purchase Agreement, dated as of December 15, 1992, among ACM, Ingram, the Stockholders party thereto, and H. Preston Ingram.

4. Standby Letter of Credit, balance of $141,334.00, issued by Norwest Bank of Minnesota N.A. to Southwood Properties Corporation for property leased by Nationwide at 3600 East University Drive, Phoenix, Arizona.

                                                                 SCHEDULE 7.3(f)

                                EXISTING LIENS

                                 LIEN SUMMARY


JURISDICTION:  COBB COUNTY, GEORGIA

--------------------------------------------------------------------------------------------------------------
NAME OF DEBTOR             NAME OF SECURED PARTY                  FILING #/FILING DATE     COLLATERAL
                                                                                           DESCRIPTION
--------------------------------------------------------------------------------------------------------------
Nationwide Credit, Inc.    ADVANTA Leasing Corp.                  93 7668 8/26/93          Equipment
--------------------------------------------------------------------------------------------------------------
Nationwide Credit, Inc.    MFP Technology Services Inc.           9403973 5/9/94           Equipment
                           Assignee: Mutual of Omaha Insurance    9403973 11/8/94
                           Company
--------------------------------------------------------------------------------------------------------------
Nationwide Credit, Inc.    Unisys Corporation                     9494343 5/17/94          Computer products
--------------------------------------------------------------------------------------------------------------
Nationwide Credit, Inc.    Unisys Corporation                     9405828 6/28/94          Computer products
--------------------------------------------------------------------------------------------------------------
Nationwide Credit, Inc.    MFP Technology Services Inc.           94101150 11/7/94         Equipment
                           Assignee: Mutual of Omaha Life
                           Insurance Company
--------------------------------------------------------------------------------------------------------------
Nationwide Credit, Inc.    MFP Technology Services Inc.           033199502650 3/16/95     Equipment
                           Assignee: Mutual of Omaha Life         033199512668 9/12/95
                           Insurance Company
--------------------------------------------------------------------------------------------------------------
Nationwide Credit          Pitney Bowes Credit Corporation        033199510248 7/31/95     Equipment
 Incorporated
--------------------------------------------------------------------------------------------------------------
Lessee: Nationwide         Lessor: Bellsouth Financial             03319951885 8/25/95      Telecommunications
 Credit Inc.               Services Corporation                                             Equipment
--------------------------------------------------------------------------------------------------------------
Nationwide Credit          Pitney Bowes Credit Corporation       033199517127 12/12/95      Equipment
 Incorporated
--------------------------------------------------------------------------------------------------------------
Nationwide Credit, Inc.    BSFS Equipment Leasing                0331199611308 8/13/96      Equipment
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

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